                                                                     EXHIBIT 21

                          SUBSIDIARIES OF ADVO, INC.
                           As of September 25, 1999

                                                                PERCENT OF VOTING
 STATE OF                                                      SECURITIES OWNED AS
INCORPORATION  NAME OF SUBSIDIARY                             OF SEPTEMBER 25, 1999
-------------  ------------------                             ---------------------
 Delaware      ADVO Investment Company, Inc.                           100
 Delaware      ADVO Creative Services, Inc.                            100
 Delaware      Value Fair, Inc.                                        100
 Delaware      MBV, Inc.                                               100
 Delaware      Stighen, Inc. (formerly Marketing Force, Inc.)          100(1)
 Delaware      MailCoups, Inc.                                         100
 Delaware      St. Tessier (formerly Trans ADVO)                       100

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(1)Owned by ADVO Investment Company, Inc.